Exhibit 5.1

Board of Directors

Home BancShares, Inc.

719 Harkrider, Suite 100

Conway, Arkansas 72032

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 2,650,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be sold by John W. Allison (the “Selling Shareholder”). The Shares are being offered pursuant to that certain Underwriting Agreement dated September 23, 2016 (the “Underwriting Agreement”) among the Company, the Selling Shareholder and Stephens Inc. The Shares are being offered and sold under an effective shelf Registration Statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission on December 2, 2015 (File No. 333-208307) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated December 2, 2015, a preliminary prospectus supplement dated September 22, 2016 and a final prospectus supplement dated September 23, 2016 (collectively, the “Prospectus”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement;

Board of Directors

Home BancShares, Inc.

September 23, 2016

(b) those exhibits that have been incorporated into the Registration Statement by reference; (c) the Restated Articles of Incorporation of the Company, as amended; (d) the Restated Bylaws of the Company; (e) certain minutes of and resolutions adopted by the Company’s Board of Directors with respect to the registration of the Shares; and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Selling Shareholder. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the laws of the State of Arkansas and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not admit that we are an expert within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.